EXHIBIT 99.1

ICG Announces Second Quarter 2014 Financial Results

ICG's Chemical Compliance Business Acquires KMI, Expanding Its Capabilities and Global Footprint

RADNOR, Pa., Aug. 7, 2014 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the second quarter ended June 30, 2014.

Revenue was $19.0 million for the second quarter of 2014, up from $13.5 million for the second quarter of 2013. Net loss for the second quarter of 2014 was $(12.9) million, or $(0.35) per diluted share, compared to a net loss of $(6.9) million, or $(0.19) per diluted share, for the corresponding 2013 quarter. Non-GAAP net income (loss) for the second quarter of 2014 was $(4.3) million, or $(0.12) per share, compared to a Non-GAAP net income (loss) of $(3.7) million, or $(0.10) per diluted share, for the comparable prior year quarter.

Revenue for the six months ended June 30, 2014 was $37.5 million, up from $25.5 million for the comparable period of 2013. Net loss for the six months ended June 30, 2014 was $(23.0) million, or $(0.62) per diluted share, compared to net income of $12.2 million, or $0.33 per diluted share, for the corresponding 2013 period which reflects the gains that ICG realized on the 2013 sales of Channel Intelligence and Investor Force.

"We were pleased with our continued revenue growth and are excited about a number of new market expansion initiatives," said Walter Buckley, ICG's Chief Executive Officer. "Topping that list is MSDSonline's recent acquisition of Knowledge Management Innovations, a cloud-based technology provider to the global environmental health and safety sector. The addition of KMI increases the depth and breadth of the MSDSonline platform, specifically around incident management and reporting, and expands our footprint in the environmental health and safety sector."

"Additionally, we increased both sales and marketing and research and development by approximately 50% compared to the second quarter of last year," continued Buckley. "These investments position us for ongoing innovation and market leadership, which will enable us to drive strong growth and long term value creation."

Guidance

Due to the KMI acquisition positively impacting revenue for the remainder of 2014 by $1 million, ICG is increasing its 2014 annual revenue guidance by $1 million to the range of $79.0 million and $81.0 million. Non-GAAP net income (loss) per share continues to be expected in the range of $(0.36) to $(0.41) per diluted share for the full year of 2014.

Stockholder Approval of Name Change to Actua

At its 2014 Annual Meeting, ICG received stockholder approval to change its name to Actua Corporation. This change will take effect on September 3, 2014. With the open of trading on that date, ICG's ticker symbol on the Nasdaq exchange will change from ICGE to ACTA.

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measure is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its businesses and its second quarter 2014 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the Investors tab. Then click the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 877.703.6105 or 857.244.7304. The passcode for either is45467325.

For those unable to participate in the conference call, a replay will be available from August 7, 2014 at 2:00 p.m. ET until August 14, 2014 at 11:59 p.m. ET. To access the replay, dial888.286.8010 or 617.801.6888. The passcode is 85901557.The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG (Nasdaq:ICGE) brings the power of the cloud to industry-specific vertical markets, including public sector, compliance and insurance markets. ICG is headquartered in Radnor, Pennsylvania. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$ 19,029	$ 13,476	$ 37,451	$ 25,450

Operating Expenses
Cost of revenue	5,519	4,123	10,418	8,321
Sales and marketing	9,585	6,541	18,116	12,223
General and administrative	12,915	7,220	22,924	16,023
Research and development	3,547	2,331	6,800	4,577
Amortization of intangibles	2,293	1,544	4,594	4,035
Impairment related and other	836	127	836	297
Total operating expenses	34,695	21,886	63,688	45,476
Operating income (loss)	(15,666)	(8,410)	(26,237)	(20,026)

Other income (expense):
Other income (loss), net	637	(46)	937	(110)
Interest income	146	56	232	87
Interest expense	(1,080)	(385)	(1,591)	(706)

Income (loss) before income taxes, equity loss and discontinued operations	(15,963)	(8,785)	(26,659)	(20,755)

Income tax benefit (expense)	599	(56)	505	(129)
Equity loss	(320)	(923)	(632)	(1,624)

Income (loss) from continuing operations	(15,684)	(9,764)	(26,786)	(22,508)
Income (loss) from discontinued operations	1,315	2,448	1,363	30,674
Net income (loss)	(14,369)	(7,316)	(25,423)	8,166
Less: Net income (loss) attributable to the noncontrolling interest	(1,475)	(458)	(2,379)	(4,044)
Net income (loss) attributable to ICG	$ (12,894)	$ (6,858)	$ (23,044)	$ 12,210

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ (14,209)	$ (9,025)	$ (24,407)	$ (20,451)
Net income (loss) from discontinued operations	1,315	2,167	1,363	32,661
Net income (loss) attributable to ICG common shareholders	$ (12,894)	$ (6,858)	$ (23,044)	$ 12,210

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.38)	$ (0.25)	$ (0.66)	$ (0.56)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.03	0.06	0.04	0.89
Income (loss) attributable to ICG common shareholders	$ (0.35)	$ (0.19)	$ (0.62)	$ 0.33

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	37,313	36,468	37,205	36,590
Shares used in computation of basic and diluted net income (loss) per common share attributable to ICG common shareholders	37,313	36,468	37,205	36,590

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Cash and cash equivalents	$ 309,546	$ 334,656
Restricted cash	1,292	1,242
Accounts receivable, net	12,606	11,300
Prepaid expenses and other current assets	5,403	5,907
Total current assets	328,847	353,105
Fixed assets, net	6,544	5,840
Goodwill	90,466	90,466
Intangibles, net	54,175	58,755
Cost and equity method investments	19,940	20,373
Other assets, net	1,454	1,179
Total Assets	$ 501,426	$ 529,718

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ --	$ 5,902
Accounts payable	4,898	2,970
Accrued expenses	3,895	5,176
Accrued compensation and benefits	6,145	8,732
Deferred revenue	24,414	21,830
Total current liabilities	39,352	44,610
Long-term debt	496	6,008
Deferred revenue	431	254
Other liabilities	1,329	1,726
Total Liabilities	41,608	52,598
Redeemable noncontrolling interest	4,668	3,442
Equity:
Controlling (ICG) equity	434,082	450,161
Noncontrolling interest	21,068	23,517
Total Equity	455,150	473,678
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 501,426	$ 529,718

ICG Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating Activities - continuing operations
Net income (loss)	$ (14,369)	$ (7,316)	$ (25,423)	$ 8,166
(Income) loss from discontinued operations, including gain on sale, net of tax	(1,315)	(2,448)	(1,363)	(30,674)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,073	2,516	6,196	5,934
Equity-based compensation	6,739	2,096	10,615	4,159
Impairment related and other	836	127	836	297
Other (income) loss	(637)	46	(937)	110
Equity loss	320	923	632	1,624
Current income tax benefit related to income from discontinued operations	(800)	(699)	(800)	(699)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	2,780	(1,989)	(1,306)	(2,294)
Prepaid expenses and other assets	207	(307)	229	(439)
Accounts payable	1,886	1,431	1,928	(1,623)
Accrued expenses	(1,466)	562	(2,659)	774
Accrued compensation and benefits	1,008	206	(2,587)	(589)
Deferred revenue	(553)	1,422	2,761	1,904
Other liabilities	(322)	(800)	(386)	(1,500)
Cash flows provided by (used in) operating activities	(2,613)	(4,230)	(12,264)	(14,850)

Investing Activities - continuing operations
Capital expenditures, net	(1,695)	(436)	(2,303)	(754)
Change in restricted cash	114	(172)	(50)	31
Proceeds from sales/distributions of ownership interests	2,744	100	3,037	73,469
Proceeds from marketable securities	--	760	--	760
Ownership acquisitions, net of cash acquired	(198)	(2,416)	(198)	(4,286)
Cash flows provided by (used in) investing activities	965	(2,164)	486	69,220

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	--	(1,403)	--	(1,403)
Borrowings of long-term debt	--	1,000	--	4,400
Repayments of long-term debt and capital lease obligations	(8,544)	(541)	(12,032)	(541)
Purchase of treasury stock	--	(5,322)	--	(7,436)
Tax withholdings related to equity-based awards	(77)	(36)	(1,348)	(267)
Other financing activities	--	(79)	--	(79)
Cash flows provided by (used in) financing activities	(8,621)	(6,381)	(13,380)	(5,326)

Discontinued Operations
Cash flows provided by (used in) operating activities	--	7,806	48	127
Cash flows provided by (used in) investing activities	--	(861)	--	(1,908)
Cash flows provided by (used in) financing activities	--	(2,159)	--	(3,664)
Net increase(decrease) in cash and cash equivalents from discontinued operations	--	4,786	48	(5,445)

Net decrease in cash and cash equivalents	(10,269)	(7,989)	(25,110)	43,599
Cash and cash equivalents at beginning of period	319,815	97,023	334,656	45,435
Cash and cash equivalents at end of period	309,546	89,034	309,546	89,034
Less: Cash and cash equivalents - discontinued operations	--	18,625	--	18,625
Cash and cash equivalents at end of period	$ 309,546	$ 70,409	$ 309,546	$ 70,409

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2013				2014
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP Net income (loss) attributable to ICG:	$19,068	($6,858)	($3,332)	$200,181	($10,150)	($12,894)
Add back:
Share-based compensation	2,063	2,096	1,880	844	3,876	6,739
Amortization of intangibles	2,491	1,544	2,176	2,259	2,301	2,293
Impairment related and other costs	170	127	470	3,607	337	1,902
Other (income) loss, net	64	46	68	4,032	(300)	(637)
Acquired businesses' deferred revenue	753	605	90	76	76	76
Equity loss	701	923	295	1,044	312	320
Current non-cash income tax benefit on discrete item	--	--	--	(18,017)	--	(800)
Loss (Income) from discontinued operations	(28,226)	(2,448)	(5,010)	(196,453)	(48)	(1,315)
Impact of non-controlling interest (NCI) for discontinued operations	(2,267)	283	290	(693)	--	--
Non-GAAP net income (loss)	($5,183)	($3,682)	($3,073)	($3,120)	($3,596)	($4,316)

GAAP Net income (loss) per diluted share:	$0.52	($0.19)	($0.09)	$5.18	($0.27)	($0.35)
Add back:
Share-based compensation	$0.06	$0.06	$0.05	$0.02	$0.10	$0.18
Amortization of intangibles	$0.07	$0.04	$0.06	$0.06	$0.06	$0.06
Impairment related and other	$0.00	$0.00	$0.01	$0.09	$0.01	$0.05
Other (income) loss, net	$0.00	$0.00	$0.00	$0.10	($0.01)	($0.02)
Acquired businesses' deferred revenue	$0.02	$0.02	$0.00	$0.00	$0.00	$0.00
Equity loss	$0.02	$0.03	$0.01	$0.03	$0.01	$0.01
Current non-cash income tax benefit on discrete item	$0.00	$0.00	$0.00	($0.47)	$0.00	($0.02)
Income from discontinued operations	($0.77)	($0.07)	($0.13)	($5.08)	($0.00)	($0.03)
Impact of non-controlling interest (NCI) for discontinued operations	($0.06)	$0.01	$0.01	($0.02)	$0.00	($0.00)
Non-GAAP net income (loss) per diluted share	($0.14)	($0.10)	($0.08)	($0.09)	($0.10)	($0.12)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,713	36,468	36,303	36,664	37,096	37,313
Diluted	36,713	36,468	36,303	38,680	37,096	37,313

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,713	36,468	36,303	36,664	37,096	37,313
Diluted	36,713	36,468	36,303	36,664	37,096	37,313

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) (also referred to as adjusted net income (loss)) and (2) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share).  ICG excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Acquired businesses' deferred revenue. ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss.  In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Current non-cash income tax benefit on discrete items. ICG excludes the impact of any current non-cash income tax benefit associated with discrete items as ICG believes it is useful for investors to understand the effect of this item and ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations. ICG excludes the income (loss) from discontinued operations as ICG believes it is useful for investors to understand the effect of these items for all periods presented as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interest (NCI) on discontinued operations. ICG does not own 100% of the discontinued operations presented. Therefore ICG excludes the impact of the NCI on discontinued operations as ICG believes it is useful for investors to understand the effect of these items for all periods presented as compared to what has historically been provided as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.

  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610.727.6900
         IR@icg.com